                                                                      EXHIBIT 21

                              List of Subsidiaries

Name                                              Place of Incorporation
----                                              ----------------------
California Microwave Foreign                       Barbados,
     Sales Corporation                             West Indies

Adaptive Broadband Limited                         England and Wales